The Vision That Works
Barclays Financial Services Conference
Howard Atkins
Senior EVP and Chief Financial Officer
May 19, 2010
© 2010 Wells Fargo & Company. All rights reserved.
Filed pursuant to Rule 433(d)
Registration Statement Nos. 333-159736
333-159738

Forward-looking statements and additional information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this presentation may contain forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,”
“estimate,” “should,” “may,” “can,” “will,” “outlook,” “project” or similar expressions. Forward-looking statements in this presentation include, among others, statements about future credit quality, life-of-loan loss estimates and expected or estimated future losses in our loan portfolios; the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger, as well as expected revenue synergies and other benefits of the merger; and our plans, objectives, goals, targets, and strategies.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current economic and market conditions including the effects of further declines in housing prices and high unemployment rates; our capital requirements and ability to raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; the extent of success in our loan modification efforts, including the effects of regulatory requirements or guidance regarding loan modifications or changes in such requirements or guidance; our ability to successfully integrate the Wachovia merger and realize the expected cost savings and other benefits and the effects of any delays or disruptions in systems conversions relating to the integration; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; the adequacy of our allowance for credit losses; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers;
the effect of the economic recession on the demand for our products and services; the effect of the fall in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold;
changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; changes in credit ratings; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations and legal actions; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses or that the Wachovia loan portfolios will not have higher losses than we projected at closing, especially if credit markets, housing prices and unemployment do not continue to stabilize or improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from expectations, refer to our annual, quarterly and current reports filed with the Securities and
Exchange Commission and available on the SEC’s website at www.sec.gov, including our Quarterly Report on Form 10-Q for the period ended March
31, 2010, and our Annual Report on Form 10-K for the year ended December 31, 2009, including the discussion under “Risk Factors” in each of those reports. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
Loans that were acquired from Wachovia that were considered credit impaired were written down at acquisition date in purchase accounting to an amount estimated to be collectible in accordance with FASB ASC 310-30 (formerly SOP 03-3), and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccret-able difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of the combined company are not comparable to a portfolio that does not include purchased credit-impaired loans accounted for under FASB ASC 310–30 (SOP 03-3). In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends.
Wells Fargo has an existing shelf registration statement (including a prospectus) on file with the SEC. This communication may be deemed to relate to an offering under that registration statement. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and any offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The issuer, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling Wells Fargo toll-free at 1-888-662-7865.

Wells Fargo vision
We want to satisfy all of our customers’
financial needs, help them succeed
financially, be the premier provider
of financial services in every one of
our markets, and be known as one
of America’s great companies.
“
”

Regional
Banking
An industry-leading and customer-oriented
consumer and small business team
More than 20 million retail bank households
Over 2.5 million small business and business
banking households
Nearly 6,600 retail stores; over 12,000 ATMs
Deposits: ~$500 billion
Wells Fargo
Customer
Connection
31 contact centers as primary telephone
service and sales channel, 24/7
12,000 team members supporting 500 million
customer contacts annually
Online and
Mobile
Banking
More than 17 million active online customers
More than 4 million active bill pay customers
3 million active mobile customers
474 million alerts sent in 2009
Serves nearly 3 out of 4 checking accounts

Opportunities upon which we’re particularly
focused in the Diversified Products Group
Nearly 30 million small businesses in the U.S. with revenues under $2 million
About 2.5 million are Wells Fargo customers
51% of businesses within 2 miles of Wells Fargo retail
store/ATM in our footprint states
#1 lender to small businesses in the U.S.
Approximately 56K U.S. automobile dealerships
We serve 11K dealers and 2.1 million borrowers
Includes indirect auto finance, commercial banking for auto
dealers, and Warranty Solutions
Small
business
Wells Fargo
Dealer
Services
About 500K businesses in the U.S. with revenues
between $2 million and $20 million
About 60% within 25 miles of current banker locations
Over 50K are Wells Fargo customers
Business
Banking
We serve 2.4 million customers
Assist customers through banking stores, home mortgage
consultants, internet, and contact centers
Home
Equity
(1) SBA estimate of total businesses excluding Dun & Bradstreet (D&B) estimate of small business with $2 MM in revenue and higher. (2) D&B 2009. (3) In total dollar volume per 2008 CRA data. (4) D&B estimate of small business with $2 MM in revenue and higher. (5) National Independent Automobile Dealers Association
(NIADA) and National Automobile Dealers Association (NADA).
(1)
(2)
(3)
(4)
(5)

Overall
Rank
Non-
Captive
Rank
Originator
Overall
Market
Share
New
Vehicle
Market
Share
Used
Vehicle
Market
Share
1 1 Chase Auto Finance 6.8% 11.3% 4.4%
2 Toyota Financial Services 5.2% 9.9% 2.7%
3 2 Wells Fargo Dealer Services 4.7% 3.4% 5.4%
4 GMAC 4.0% 8.6% 1.4%
5 Ford Motor Credit 3.4% 7.2% 1.3%
6 American Honda Finance 3.2% 7.4% 0.9%
7 3 Bank of America 2.2% 3.8% 1.2%
8 4 Capital One Auto Finance 1.9% 1.8% 2.0%
All lenders auto originations
#1
Used
Indirect auto lending market share growth
Source: AutoCount for 2009.

20
70
120
170
220
BAC WFC JPM USB PNC
0
20
40
60
80
100
120
140
160
180
JPM BAC C APX COF DHC WFC HSBA USB USAA
Card Services and Consumer Lending
Consumer
Credit Card
7 Largest U.S. Issuer
$15.8B loans
7.2MM cardholders
35% of legacy WFC and 15%
WB Retail banking households
have a WFC credit card
4.3MM Rewards Card holders
2,672 team members
Consumer and
Business
Debit and
Stored Value
Cards
# 2 U.S. Debit Card Issuer with
$173B annual purchase volume
33MM cardholders
90% consumer DDAs have a
debit card
4.9MM Rewards Card holders
(3.3 combo, 1.6 debit only)
234 team members
Market Share Loans
($ billions)
Market Share Purchase Volume
($ billions)
Savings
th
Source: Nilson Report June 2009.
Source: Nilson Report June 2009.

0
5
10
15
20
25
30
SLM WFC C JPM PNC USB DHC
2009 Pvt 2009 Govt Total
Card Services and Consumer Lending
Educational
Financial
Services
Private and Federal
Student Loans
2nd largest student loan
originator
$27.7B loans
$1.7B Private and $9.4B Federal
loan originations in 2009
2.4MM customers
1,164 team members
Wells Fargo
Financial
Real estate secured lending, automobile financing, consumer and private label credit cards, and commercial services to consumers and businesses
$53.3B loans ($24.7B Real estate, $14.9B Auto,
$6.2B Commercial, $7.5B Cards and other)
5.3MM customers
14,960 team members
Origination Market Share - 2009
($ billions)
Source: Student Loan Analytic Blog and the DOE.

Card Services and Consumer Lending
Global
Remittance
Services
Wells Fargo ExpressSend
consumer global
remittance service available to 15 countries
in Latin America and Asia
Largest U.S. bank-managed remittance network
Remittance initiation service through
WF Stores, Customer Contact Center and Online
74 team members
Personal
Credit
Management
Consumer unsecured loans and lines, bank
deposit secured loans
$6.9B loans
2.1MM accounts
704 team members
% Growth 1Q10 from 1Q09
Dollars
Mexico
13%
All
Countries
20%
Transactions
Mexico
36%
All
Countries
35%

$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
$1,800
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
($ billions)
Consumer Real Estate
Home Mortgage owned servicing portfolio
$1,637
Note: Excludes Wells Fargo Financial and Home Equity portfolios.

25%
20%
15%
10%
5%
0%
Market Share Percentage
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009

Wells Fargo Home Mortgage
Origination market share growth
Our ability to capitalize on the market opportunity has driven significant market share growth
Source: Inside Mortgage Finance; includes originations from Home Equity and Wells Fargo Financial; excludes co-issue.
Market share forgone
when industry didn’t
adhere to responsible
lending principles
23.5%

1.4%
1.7%
3.3%
10.5%
12.9%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
Quicken
Loans
PHH Chase Bank of
America
Consumer Real Estate
Top 5 retail originators in 2009
Retail origination business remains fragmented
Combined Retail share of Top 5 is 30%
Source: Inside Mortgage Finance.

Strong market share and impressive
product penetration
Relationship
#1 Lead relationship market share for middle-
market companies
#1 Asset-based lender with 31% market share
#1 Lender to U.S. agriculture among
commercial banks
#1 Commercial real estate lending and
brokerage by number of transactions and dollar
volumes
#1 Commercial mortgage servicer in the U.S.
#1 Originator to the agencies in multi-family
loans
#1 for Non-Investment Grade Loan
Syndications and Equity Capital Market
Transactions for Energy
#1 U.S. bank owned factor
#2 Worldwide in market share for primary
correspondent bank relationships
Product
#1 Real estate investment banking
#1 Bank-owned insurance brokerage
#1 Trustee for Commercial Mortgage Backed
Securities, direct GNMA issuance, Single Family
Housing debts
#2 Treasury management
#2 Bank-sponsored mutual fund family among
U.S. banks
#2 Bank-owned leasing company by both asset
size and volume
#2 Trustee for ABS and MBS securities
#3 Transfer agent by number of shareowners
#3 Trustee for municipal debt

Growing and satisfied customer base
Rankings for Commercial Banking
#1 in market share (based on overall lead relationships)
#1 in overall customer satisfaction
#1 for overall satisfaction with relationship manager
#1 reputation as a leader of credit services among customers
#1 in satisfaction with functionality and range of online services
Source:  Greenwich Associates Commercial Banking 2009 survey.

WBR market positioning
Brokerage
(1)
3rd Largest U.S. Retail Brokerage firm with $1.1T in client assets and 15,100
Financial Advisors
Wealth
Management
3rd Largest Wealth Management firm based on $375B
(
²
)
in U.S. Private Client
Assets
2nd Largest U.S.-Based Multifamily Office
(3)
with $24B in Assets Under
Advisement and an average relationship size over $75MM
(1)
Retirement
6th Largest Defined Contribution Provider based on assets of $91B
(4)
7th Largest Defined Contribution Provider based on 3.0 million Defined
Contribution Participants
(4)
Largest seller of annuities
(5)
4th Largest IRA provider
(6)
WBR Deposits
7th Largest Retail Deposit base in the U.S.
(1)
Attractive, stable funding source for the company with weighted average cost of
0.21%
(1) Source: Company data and peer analysis.
(2) Source: Barron’s 2009 Survey; Based on Assets Under Management in
accounts > $5MM, (as of June 30, 2009). Includes Brokerage Client Assets
and Wealth Assets Under Management.
(3) Sources: Cerulli, FundFire, Family Wealth Alliance Multifamily Office
Study 2009; Company figures reflect year end 2009.
(4) Source: P&I Top DC Recordkeepers, July 2009.
(5) Largest 3
rd
Party Distributor - Life Insurance Marketing and Research
Association - 3Q09.
(6) Cerulli Associates 2Q09 (based on assets).

Together, we’re moving forward, combining
our long-standing and proven strengths
Cross-sell
Sales capacity and systems
Small business product innovation
Channel innovation
Customer experience and service
Mass affluent customer strategy
Wells Fargo Dealer Services
Distribution in Eastern states
Wells Fargo
Wachovia

Achieving superior long-term financial performance Risk Discipline Profitable Growth Capital Strength

Achieving superior long-term financial performance Risk Discipline Profitable Growth Capital Strength The Customer

Overview of investment banking
Opportunity
- Enhancement of cross-sell potential
- Expansion of basic capital markets capabilities such as high grade and high yield debt, equity, M&A advisory and sales & trading
De-risked the portfolio by discontinuing or de-emphasizing
certain Wachovia activities and putting in place conservative risk parameters
- Exited warehousing of risks in structured markets (e.g. ABS/CRE
CDO, TRS, Negative Basis Book)
- Exited Correlation Trading
- Significantly reduced CDS exposure and market making capabilities
- Exited Distressed Debt Trading
- Exited Equity Proprietary Trading
Reorganized risk discipline through independent credit process and risk officers in Corporate Banking, Commercial Banking and
Real Estate businesses

Long-term goals Revenue growth ~ 10% Return on assets ~ 1.50% Tier 1 common ~ 8% Achieving superior long-term financial performance

Double-digit revenue growth Wells Fargo’s 2009 results include Wachovia. ($ billions)

Significant opportunity to increase market
share in all key businesses
WFC market share
(approx)
Household financial assets under
management/administration
5%
Checking accounts (non-interest bearing)
12%
Loans outstanding at U.S. Commercial Banks
12%
Residential mortgage servicing
17%
Non-cash payments processing
8%
Debit card payments
12%
Insurance brokerage (among top 10 brokers)
10%
Corporate debt / equity underwriting
10%
Sources include Financial Services Roundtable Fact Book 2009 and Inside Mortgage Finance.

Serving more communities than any other U.S. Bank
Wells Fargo Bank stores
Wachovia Bank stores
Wells Fargo Advisor offices
Wells Fargo Home Mortgage stores
As of March 31, 2010.
70 million customers
bank with Wells Fargo
(one of every three
households
)

Distribution breadth and depth
Store Distribution
Retail banking stores 6,590
Wells Fargo advisor offices 1,359
Consumer finance stores 772
Mortgage stores 748
Insurance stores 166
Commercial loan stores 151
International stores 98
Sales Force
Platform bankers 29,000
Financial advisors
(1)
15,100
Home Mortgage consultants 10,400
(1) Series 7 brokers.
Data as of March 31, 2010.
Non-store Distribution
ATMs 12,355
Online banking customers 17.2mm

10.4
18.9
18.8
17.6
16.3
15.8
13.8
12.2
635
951
2003 2004 2005 2006 2007 2008 2009 1Q10
Households
per PFTE
11.5
26.0
7.8
23.1
19.7
17.8
15.5
13.7
2003 2004 2005 2006 2007 2008 2009 1Q10
4.63
5.75
6.81
4.76 4.75
5.29
4.93
4.75
2003 2004 2005 2006 2007 2008 2009 1Q10
4.35
5.95
6.02
4.55
4.65
4.85
4.57
4.82
5.21
5.53
5.73
2003 2004 2005 2006 2007 2008 2009 1Q10 Base
2Q09
2009 1Q10
Legacy Wells Fargo Wachovia
Retail Bank
household cross-sell
CAGR
’03-’09
15%
Cross-sell is a result of our needs-based
solutions focus
Platform FTE
(in thousands)
Solutions per platform FTE per day
Total solutions
(in millions)
Legacy Wells Fargo only (unless noted).

Cross-sell growth drives revenue growth
4.84
6.48
2003 cross-sell 2008 cross-sell
$4.9
$8.2
2003 revenue 2008 revenue
CAGR = 6%
CAGR = 11%
Revenue for wholesale banking
$ billions
Cross-sell for wholesale banking
products per relationship
Wholesale banking revenue as reported in Company’s most recent annual report.

Long relationships have higher cross-sell
and revenue
Data as of February 2010 based on 4Q09 relationship count population. Legacy Wells Fargo only.
More Cross-Sell = More Revenue
# of products Tenure (Years)
Longer Tenure = More Cross-Sell

2001 2002 2003 2004 2005 2006 2007 2008 2009
Domestic commercial loan growth consistently
outperforming the industry
Industry
2001-2008 CAGR
(1)
= 6%
WFC
2001-2008 CAGR
(1)
= 11%
Wachovia loan portfolio included as of 4Q08.  Orange line is legacy Wells Fargo, green line is Wells Fargo plus Wachovia, and blue line is industry data.
WFC data includes all domestic commercial loans, excluding commercial real estate loans, through 4Q09.
Industry data from FDIC, commercial and industrial loans through 4Q09.
(1)  CAGR is based on 2001 through 3Q08.

Cross-sell = revenue growth 3.00 5.95 1998 2009 legacy Wells Fargo 4.55 6.00 2Q09 Wachovia 1Q10 legacy Wells Fargo CAGR = 6.4% Retail bank household cross-sell. 30% lift

Opportunities to leverage Wells Fargo cross-sell
model
Comparison of Wells Fargo vs. Wachovia customer penetration by product
(Wells Fargo penetration indexed to 100)
Data as of December 2009. Includes Commercial Banking only.
Wells Fargo cross-sell model strength
1.5x
3.5x
5.0x
1.7x
5.7x
2.2x

We have a proven history of serving businesses; still have
opportunity to expand customer relationships
Small Business/Business Banking
Household Product Penetration
Combined
Checking 85%
Debit Cards 59%
Savings 25%
Lines and Loans 16%
Credit Cards 15%
Treasury Management 8%
Merchant 5%
Insurance and Investments 1%
Payroll <1%
Metric
(1)
2004 2009 CAGR
Small Business/Business Banking Performance
Customers (MM) 1.3 1.4 3%
Total solutions (MM)
(2)
0.9 2.1 19%
Solutions per store
(2)
280 640 18%
Cross-sell
2.7 3.8 7%
Package penetration
(2) 13% 57% 34%
We still have opportunity to
expand relationships
We’ve grown customers, solutions,
productivity, and cross-sell
(1) Legacy Wells Fargo only.
(2) Small Business only.

2.8MM WFC Affluent
Retail
and Non-Retail Banking
Only Households
(No Investments)
1MM Joint
Affluent
Households
850K
Affluent
HHs
Opportunity For
Investment Products
Opportunity For
Banking Products
Retail Brokerage Only
Households
(No Banking Products)
Current Joint Affluent Cross-sell success:
1MM HH
Opportunity:
2.8MM retail bank affluent HH
850,000 Brokerage affluent HH
A 10% increase in joint affluent households estimated to generate:
$60B client asset growth
$20B Brokerage managed account growth
$23B loan growth
$900MM revenue growth
Multi-year organic growth opportunity
WBR cross-sell opportunity: Growth potential
from successful affluent cross-sell
Analysis of Households >100K and <$1MM.

Return on assets …where risk discipline, return and capital efficiency meet… 1999-2009 Avg. 2009 ROA WFC 1.33% 0.97% USB 1.66% 0.82% PNC 1.31% 0.88% BAC 0.92% 0.26% JPM 0.68% 0.58% C 0.70% (0.08)%

Net interest margin
2.25%
2.05%
1.42%
1.41%
1.32%
0.66%
WFC USB JPM C Peer Avg BAC
Risk-adjusted net interest margin Net interest margin
4.27%
3.90%
3.39%
3.32% 3.32%
2.93%
WFC USB Peer Avg C JPM BAC
For the quarter ended March 31, 2010.
Peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
Risk-adjusted net interest margin = Net interest margin – (net charge-offs/earning assets).
Note that Wells Fargo and certain of its peers have portions of their loan portfolios that have purchased credit-impaired (PCI) loans under which losses from loan resolutions and write-downs are absorbed by the nonaccretable difference for such loans. See pages 30-32 of the Company’s first quarter earnings release for additional information regarding purchased credit-impaired loans. Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans.

Source of our wide risk-adjusted net interest
margin: core deposit base
Data as of 1Q10; peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
Average costs of deposits is for total deposits.
Source: SNL from company regulatory filings.
0.37%
0.39%
0.46%
0.52%
0.66%
1.01%
WFC JPM BAC USB Peer Avg C
Average cost of deposits

250
200
150
100
50
0
Wells Fargo
Bank of America
Chase

Deposit Share of 20 Fastest Growing MSAs (3) (of top 100)

Wells Fargo deposit base
(1) Source: SNL Financial, using FDIC data. Retail deposit data
6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store (active, closed, De Novo).
Number of MSAs with
Deposit Market Share over 15%
Deposit Share of 100 Largest
MSAs
(2)
20%
5% 15%
Number of MSAs
Wells Fargo 441
Bank of America 390
JPMorganChase 243
224
89
46
(2)Top 100 largest MSAs based on deposits.
(3)Top 20 Fastest growing MSAs based on 2010 estimated % population growth.
Source: SNL Financial, using FDIC data. Retail deposit data 6/30/09. Pro forma for acquisitions. Caps deposits at $500 million in a single banking store (active, closed,
De Novo) and excludes credit union deposits. Population based on Census data.
(¹)

Net charge-offs/Avg. total loans %
(1)
Source of our wide risk-adjusted net interest
margin: relatively low charge-off rate
First quarter 2010 annualized net charge-offs; peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
1) Note that Wells Fargo and certain of its peers have portions of their loan portfolios that have purchased credit-impaired (PCI) loans under which losses from loan resolutions and write-downs are absorbed by the nonaccretable difference for such loans. See pages 30-32 of the Company’s first quarter earnings release for additional information regarding purchased credit-impaired loans.
Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans
Source: Company reports.

WFC: Relatively low charge-off rate – why?
WFC
% of Total
Loans
Top 3 Peers
% of Total
Loans
Average Loss Rates
WFC / Top 3 Peers
Other Contributing
Factors
C&I 23% 19% 2.2% / 3.3%
Strong
underwriting
Purchase
accounting
write-downs
Significant and
successful loan
modifications
Early problem
resolution
Commercial
real estate
17% 8% 2.1% / 3.5%
1
st
/2
nd
mortgage
42% 39% 2.8% / 3.3%
Credit cards 3% 9% 10.6% /10.2%
All other 15% 25% 2.4% /3.1%
Fourth quarter 2009 annualized net charge-offs; top 3 peers include BAC, C and JPM. Source: FR Y9_C data from SNL Financial.
Note that Wells Fargo and certain of its peers have portions of their loan portfolios that have purchased credit-impaired (PCI) loans under which losses from loan resolutions and write-downs are absorbed by the nonaccretable difference for such loans. See pages 30-32 of the Company’s 1Q10 earnings release for additional information regarding purchased credit-impaired loans.
Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans.

Source: Federal Housing Finance Agency, National Association of Realtors, S&P Corp. and Wells Fargo Securities, LLC.
Residential home prices are beginning
to stabilize
-24%
-20%
-16%
-12%
-8%
-4%
0%
4%
8%
12%
16%
20%
24%
1997 1999 2001 2003 2005 2007 2009
Home Prices
Year-over-Year Percentage Change
Median Sale Price, 3-M Mov Avg: Mar @ -0.7%
FHFA Purchase Only Index: Feb @ -3.4%
S&P Case-Shiller Composite-10: Feb @ 1.4%

Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10

Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10

Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10

Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10

PCI adjustment on the Wachovia
portfolio
Consumer delinquency trends improving in
major consumer loan categories
$0
$500
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
$4,000
$4,500
$5,000
Prime Mortgage Delinquency Trend
($ millions)
$ Delq 30+
$ Delq 30-150
$ Delq 150+
$0
$500
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
$4,000
$4,500
National Home Equity Delinquency Trend
($ millions)
$ Delq 30+ $ Delq 30
-
150 $ Delq 150+
$0
$100
$200
$300
$400
$500
$600
$700
$800
$900
$1,000
Credit Card Delinquency Trend
($ millions)
$ Delq 30+ $ Delq 30-
150
$ Delq 150+
$0
$100
$200
$300
$400
$500
$600
$700
$800
$900
Wells Fargo Dealer Services Delinquency Trend
($ millions)
$ Delq 30+ $ Delq 30
-150
$ Delq 150+

7.07%
8.72%
9.01%
11.48%
9.28%
1.89%
1.74%
3.17%
3.28%
3.04%
0%
2%
4%
6%
8%
10%
12%
14%
16%
Citi Chase Bank of America Industry -
Large Servicer
($7.0 Trillion)
Foreclosure Rate
Delinquency Rate
Wells Fargo Home Mortgage
Delinquency & foreclosure overview at December 31, 2009
Our quality of origination and servicing businesses has enabled our residential loan servicing portfolio to perform much better than major competitors
8.96%
12.31%
14.76%
12.18%
10.46%
Source: Inside Mortgage Finance Large Servicer Delinquency Report; includes Wells Fargo owned loan portfolios including Pick-a-Pay,
Wells Fargo Financial, and Home Equity.

Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10

Apr 09
May 09
Jun 09
Jul 09
Aug 09
Sep 09
Oct 09
Nov 09
Dec 09
Jan 10
Feb 10
Mar 10

Apr 09
May-09
Jun-09
Jul-09
Aug-09
Sep-09
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10

Pick-a-Pay Non-impaired (Non-PCI) Current To 30 Days DPD
Early stage delinquencies continued to show
stabilization
Although 150+ DPD continued to increase
as a result of foreclosure moratoriums and
modification programs, the loans have
been written down to net realizable value
or evaluated through the allowance for
loan losses
Roll rates from current to 30+ DPD
continued to improve in 1Q10
Pick-a-Pay non-impaired and PCI portfolios continued
to perform better than original expectations
Pick-a-Pay Impaired (PCI) Current To 30 Days DPD
4.5%
5.5%
6.5%
7.5%
8.5%
9.5%
1.5%
1.7%
1.9%
2.1%
2.3%
2.5%
2.7%
2.9%
$1,000
$2,000
$3,000
$4,000
$5,000
$6,000
$7,000
$8,000
Non-impaired Pick A Pay Delinquency Trend
($ millions)
$0
$ Delq 30+ $ Delq 30-150 $ Delq 150+

Commercial criticized commitment
(1)
growth is stabilizing
Linked Quarter Change in Criticized Commitments
(1) Based on internal and proprietary customer gradings of perceived risk of commercial and commercial real estate loan commitments excluding securities and foreclosed assets. Criticized commitments defined as credits that range from possessing potential weaknesses that deserve management’s close attention and if left uncorrected may result in deterioration of the borrower’s ability to repay or in Wells Fargo’s credit position at some future date, to weaknesses in credits that make collection or liquidation of the debt in full, on the basis of currently existing facts and conditions, highly questionable and improbable.

Asset “productivity” and fee income at high
end of industry
Full year 2009; peer average includes BAC, BBT, COF, C, FITB, JPM, PNC, RF, STI, and USB.
(1) Fee income represents total noninterest income.
(2) Source: SNL.
8.09%
6.94%
6.54%
6.17%
6.09%
5.27%
WFC USB BAC Peer
Avg
JPM C
Total Revenue/Earning Assets
3.96%
3.86%
3.35%
3.10%
2.99%
2.06%
BAC WFC USB Peer
Avg
JPM C
Fee Income
(1)
/Earning Assets

As of March 31, 2010.
Trust & Investment fees 26%
Mortgage Servicing, net 13%
Deposit services 13%
Mortgage Orig./Sales, net 11%
Card fees 8%
Merchant & other processing 5%
Trading revenue 5%
Insurance  6%
Breadth of fee-based services
26%
13%
13%
11%
8%
6%
5%
5%
4%
2%
7%
Loan Fees 4%
Operating Leases 2%
All Other 7%

And we operate relatively efficiently
Full year 2009.
Efficiency ratio is operating expense (noninterest expense) divided by total revenue (net interest income and noninterest income).
Operating Expense/Total Revenue
61.4%
56.4%
55.8%
55.3%
52.1%
50.3%
C Peer Avg BAC WFC JPM USB

Expenses ($ millions)
0
$80
$70
$60
$50
$40
$30
$20
$10
$0
Quarterly Funding Volume ($ billions)
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
Fixed Expenses
Variable Expenses
Funding Volume

Wells Fargo Home Mortgage – Retail Originations Managing retail origination capacity We cost-efficiently ramp up or down origination capacity by leveraging variable expenses

Key expense initiatives
Complete merger consolidation/integration
Complete credit loss mitigation/problem asset
resolution
Additional focus
Rebalance health benefits
Streamline project management
Drive consistency across IT groups
Rationalize duplicative products/services
Reengineer support function processes

9.93
7.09
0%
2%
4%
6%
8%
10%
12%
Wells Fargo’s historic capital ratios ($ of capital / RWA)
Capital now consistent with Wells Fargo’s
strong historical ratios
`02 `01 `00 `99 `98 `97
(1)
Tier 1
Capital
‘09
`07
`06 `05 `04 `08 `03
(1) Norwest only.
See the appendix for additional information on Tier 1 Common Equity ratio.
1Q10
Tier 1
Common

Credit exposures
Charge off ratio
(1)
, 4Q09
Percent
4.6
3.7
3.9
2.7
C
BAC
JPM
WFC
Credit card concentration
(3)
Card balances/total loans, 4Q09
Percent
11
8
12
3
C
BAC
JPM
WFC
Derivatives exposures
Notional derivatives/tier 1 capital
4Q09
Multiple (x)
Cross-border risk
Foreign loans/Total loans, 4Q09
Percent
43
7
9
4
C
BAC
JPM
WFC
Liquidity
Total deposits/total liabilities
4Q09
Percent
49
50
50
73
C
BAC
JPM
WFC
Market risk
VAR, 1-day 99%, 4Q09
$ Millions
C
BAC
JPM
WFC
(2)
Across a multitude of risks, Wells Fargo
operates at less risk than our large peers
45
163
253
232
Source:  SNL and company reports.
(1) Does not include charge-offs absorbed by the nonaccretable difference for purchased credit-impaired loans.
(2) Wells Fargo’s charge-off rate in part reflects reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk Wachovia loans.
Please refer to the Company’s earnings release for additional information regarding the PCI loans.
(3) Card balances are those held on balance sheet; managed card balances / average loans was unchanged for WFC, 23% for JPM, 18% for BAC, and 24%
for C. does not provide average card balances, so estimated it as the average of Q3 and Q4 ‘09 ending balances.
306
453
592
43
C
BAC
JPM
WFC

Market risk
VaR
$MMs
WFC 45
JPM 184
BAC 253
C 232
GS 253
MS 336
Trading Assets
(including in-the-money derivatives; $B)
WFC 43
JPM 411
BAC 263
C 343
GS 342
MS 300
Market risks are:
Stress tested
Back tested
Transparent to executive management
As of 4Q09.

Liquidity
Parent company should be source of
strength for bank subsidiaries
Rollover risk needs to be managed
carefully
Funding diversification (long-term debt)
Stable deposit base is critical
% of Consolidated Assets in Bank
Subsidiaries
WFC 91
JPM 77
BOA 71
Citi 59
Deposits / Total Liabilities (Q4 Ending)
WFC 73%
JPM 50%
BOA 50%
Citi 49%
% of Long Term Debt Maturing
in the Next 5 Years
WFC 36%
JPM 54%
BOA 46%
Citi 41%
20%
80%
37%
63%
Source:  FDIC, Milken Institute.
Wells Fargo
Large Peer Average
Non-US Dollar denominated
US Dollar denominated
Source: Bloomberg.

1Q10 Overview
Strong, broad-based earnings
Net income of $2.5 billion, EPS of $0.45/share, after merger-related expense of $247 million after-tax ($0.05/share); all business segments contributed to earnings
Continuing to build the franchise for long-term profitability
Revenue of $21.4 billion, up 2% from 1Q09, on strong growth in trust and investment fees, insurance, debit cards, asset based lending, and processing and other fees
Credit believed to have “turned the corner”
Provision expense and net charge-offs down in 1Q10
Early stage delinquencies continued to decline across most major consumer portfolios
Nonaccrual inflows declined in 1Q10 on declines in non-FAS 167 consumer real estate inflows and lower commercial and commercial real estate inflows; CRE inflows down 27%
Continued to supply credit to the economy and working to keep homeowners in their homes
$128 billion new credit supplied, over 520,000
(1)
active trial and completed modifications
Continued to build capital
7.09% Tier 1 common ratio
(2)
up 63 bps in the quarter, all internally generated
9.93% Tier 1 risk-based capital ratio up 68 bps in the quarter, all internally generated
(1) Active trial and completed modifications between January 2009 through March 31, 2010.
(2) See table in the Appendix for more information on Tier 1 common equity.

1Q10 Overview: Strong earnings
All business segments
(2)
contributed to 1Q10 earnings
- Community Banking = $1,455 million
- Wholesale Banking = $1,197 million
- Wealth, Brokerage and Retirement = $282 million
($ in millions) 1Q09 2Q09 3Q09 4Q09 1Q10
Net income after tax
$
3,045     3,172     3,235     2,823     2,547
Preferred dividends - TARP 409        413        414        2,245
(1)
-
Preferred dividends and other 252        184        184        184        175
Common dividends 1,443     214        234        234        260
Net income available to common stock 2,384     2,575     2,637     394        2,372
Diluted earnings per common share 0.56      0.57      0.56      0.08      0.45
Note: Merger integration costs (pre-tax) included in NIAT 205           244           248           451           380          $0.05/share
(1)
Included $1.9 billion upon redemption of TARP preferred stock in 4Q09.
(2)
Segment net income excludes Other net loss of $387 million in the quarter, which includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement relating primarily to wealth management customers serviced, and products sold, in the stores.

Our business promotes economic growth and
community well being
Serve more households than any
U.S. bank
1 in 3 U.S. households now banks
with us
Employ 278,000 team members
$932 Billion in credit supplied over
past 18 months
523,336 Mortgages modified
#2 Most generous corporate
foundations
(1)
#1 Green bank
(2)
We have an important
responsibility
We take our responsibility
seriously
(1) BusinessWeek (1/10).
(2) Newsweek (9/09).

Appendix

Tier 1 common equity reconciliation
Wells Fargo & Company and Subsidiaries
TIER 1 COMMON EQUITY
(1)
March 31, Dec. 31,
($ billions) 2010 2009
Total equity 118.1 $     114.4
Less: Noncontrolling interests (2.0)           (2.6)
Total Wells Fargo stockholders' equity 116.1        111.8
Less: Preferred equity (8.1)           (8.1)
Goodwill and intangible assets (other than MSRs) (37.2)         (37.7)
Applicable deferred assets 5.2             5.3
Deferred tax asset limitation -                  (1.0)
MSRs over specified limitations (1.5)           (1.6)
Cumulative other comprehensive income (4.0)           (3.0)
Other (0.3)           (0.2)
Tier 1 common equity (A) 70.2 $       65.5
Total risk-weighted assets
(2)
(B) 990.1 $     1,013.6
Tier 1 common equity to total risk-weighted assets (A)/(B) 7.09% 6.46
(1)
(2) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.
Tier 1 common equity is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies, to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders' equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes,
MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.